SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934
                                (AMENDMENT NO.     )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED
[X] Definitive Proxy Statement                 BY RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                   ARMCO INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                   ARMCO INC.
------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14-a6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                 ARMCO INC.
                             ONE OXFORD CENTRE
                              301 GRANT STREET
                          PITTSBURGH, PA 15219-1415

                            -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 1996

                            -------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Armco Inc. will be held at the Rivers Club, located at One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania, on Friday, April 26, 1996, at 10:00 a.m., for the following purposes:

     1.      To elect directors.

     2. To transact such other business as may properly come before the meeting.

     The close of business on February 29, 1996, was fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. The proxy statement, which follows, contains more detailed information as to the actions proposed to be taken.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN YOUR PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.




                                          By Order of the Board of Directors
                                          Gary R. Hildreth, Secretary


Pittsburgh, Pennsylvania
March 14, 1996

                                 ARMCO INC.
                             ONE OXFORD CENTRE
                              301 GRANT STREET
                          PITTSBURGH, PA 15219-1415

                            -------------------
                              PROXY STATEMENT

                       ANNUAL MEETING OF SHAREHOLDERS

                               APRIL 26, 1996

                            -------------------


                     SOLICITATION AND VOTING OF PROXIES

     The enclosed proxy is being solicited by the Board of Directors of Armco Inc., an Ohio corporation (hereinafter ''Armco'' or the ''Corporation''), with its principal executive offices located at One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania 15219-1415, for use at the annual meeting of shareholders (the ''Meeting'') of the Corporation to be held on April 26, 1996. This proxy statement and the accompanying proxy were first sent to shareholders of the Corporation on or about March 14, 1996.

     The close of business on February 29, 1996, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting. On that date, the Corporation had outstanding and entitled to vote 106,550,937 shares of common stock, $.01 par value (the ''common stock''), 1,697,231 shares of Class A, $2.10 Cumulative Convertible Preferred Stock (the ''$2.10 preferred stock'') and 2,700,000 shares of Class A, $3.625 Cumulative Convertible Preferred Stock (the "$3.625 preferred stock"). Holders of shares of common stock, $2.10 preferred stock and $3.625 preferred stock are each entitled to one vote for each share owned on all matters to come before the Meeting.

     Shares of common stock, $2.10 preferred stock and $3.625 preferred stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the direction indicated on such proxies. Prior to its exercise, a proxy may be revoked by a later proxy received by the Corporation or by giving notice to the Corporation in writing or in open meeting.

     With respect to the election of directors, shareholders may vote for the election of the entire slate or may withhold their vote from the entire slate by marking the proper box on the form of proxy, or may withhold their vote from any one or more individual nominees by striking a line through the name of such nominees in the form of proxy.

     If no direction is given, an executed proxy will be voted FOR the election of each of the eight persons named as nominees. If any nominee for election as a director should be unable to serve, the proxy will be voted for a nominee, if any, designated by the Board of Directors. Directors are elected by a plurality of votes cast. Abstentions and broker non-votes will have the same effect as a vote withheld in the case of the election of directors.

     The Board of Directors does not anticipate that any matters other than those set forth herein will be brought before the Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent provided by applicable law, to vote on such matters.

     Under Ohio law, if any shareholder gives notice in writing to the president, a vice president or the secretary of the Corporation, not less than 48 hours before the time fixed for holding the Meeting, that such shareholder desires the voting for the election of directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the chairman or secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate his or her voting power for the election of directors.

     In the event of such an announcement, the persons named as proxies on the enclosed proxy card will use their discretion in exercising such cumulative voting power with respect to the shares represented thereby. Under the cumulative voting method, each shareholder is entitled to the number of votes equal to the number of shares held by such shareholder on the record date multiplied by the number of directors to be elected, and all such votes may be cast for a single nominee or distributed among the nominees as desired. The Corporation intends that such persons named as proxies will (except as otherwise provided by the shareholder submitting such proxy) have discretion to cumulate votes for the election of directors so as to maximize the number of directors elected from among the nominees proposed by the Board.


                            ELECTION OF DIRECTORS


     As provided in Armco's Regulations, the Board of Directors has fixed the number of directors at eight and eight persons have been nominated to serve as directors of the Corporation until the next Annual Meeting of Shareholders and until their successors are elected and qualified. These nominees are named in the following table, which also sets forth information for each nominee respecting age, principal occupation, business experience during the past five years and certain other information.





                  Age 64; President and Chief Executive Officer of Alleghany
                  Corporation, an insurance and financial services holding
[Photograph of    company.  Prior to 1992, Mr. Burns was President and Chief
John J. Burns,    Operating Officer of Alleghany Corporation.  A Director of
Jr.]              the Corporation since 1992; a member of the Audit Review
                  Committee, Compensation Committee and Corporate
                  Responsibility Committee.  Also a Director of Alleghany
                  Corporation and Burlington Northern Santa Fe Corporation.

John J. Burns, Jr.





                  Age 48; Corporate Vice President, Owens Corning, an
                  advanced glass and composite materials company, and
[Photograph of    President of Owens Corning's Miraflex Trademark Products
Paula H.J.        business unit, and former Vice President Business
Cholmondeley      Development and Global Sourcing.  Formerly Vice President
                  and Director - International Division of the Faxon
                  Company, a library subscription agency. A Director of the Corporation since 1996; a member of the Audit Review
                  Committee.

Paula H.J. Cholmondeley

                  Age 60; Vice Chairman, Corning Incorporated, a broad-based
[Photograph of    manufacturing and service company.  A Director of the
David A. Duke]    Corporation since 1989; a member of the Audit Review
                  Committee and Corporate Responsibility Committee.  Also a
                  Director of Corning Incorporated.

David A. Duke






                  Age 66; Former Chairman of the Board of the Corporation.
[Photograph of    Retired Chairman of the Board and Chief Executive Officer
John C. Haley]    of Business International Corporation, a publishing,
                  consulting and advisory services firm. A Director of the Corporation since 1975; a member of the Nominating
                  Committee.

John C. Haley







                  Age 51; Executive Vice President of PNC Bank Corp., a
[Photograph of    provider of broad-based banking and financial services.
Bruce E. Robbins] Former President and Chief Executive Officer of PNC Bank,
                  N.A. - Pittsburgh and former President of PNC Bank, Ohio,
                  N.A. A Director of the Corporation since 1994; a member of the Compensation Committee and Corporate Responsibility
                  Committee.


Bruce E. Robbins





                  Age 68; Chairman of Sweetheart Holdings, a private
[Photograph of    partnership.  Former Chairman of the Board and Chief
Burnell R.        Executive Officer of The Mead Corporation, an integrated
Roberts]          manufacturer of paper and forest products. A Director of
                  the Corporation since 1985; a member of the Audit Review
                  Committee, Compensation Committee and Nominating Committee.
                  Also a Director of DPL Inc., Perkin-Elmer Corporation,
                  Rayonier and Universal Protective Packaging, Inc.

Burnell R. Roberts

                  Age 50; President and Chief Executive Officer of Copperweld
[Photograph of    Corporation, a manufacturer of tubular and bimetallic wire
John D. Turner]   products.  A Director of the Corporation since 1994; a
                  member of the Audit Review Committee, Compensation
                  Committee and Nominating Committee.

John D. Turner





                  Age 57; Chairman of the Board, Chief Executive Officer and
[Photograph of    President of the Corporation and former Chief Operating
James F. Will]    Officer of the Corporation.  Formerly President and Chief
                  Executive Officer of Cyclops Industries, Inc., a producer of flat-rolled stainless and carbon steels, tubular steel products and special alloys. A Director of the Corporation since 1992; a member of the Corporate Responsibility
                  Committee.  Also a Director of Alleghany Corporation and AK
                  Steel Holding Corporation.

James F. Will


Board of Directors and Committees of the Board

     In 1995, the Board of Directors of the Corporation met eight times.

     The Nominating Committee met once in 1995. This committee reviews the qualifications of and recommends individuals for election as directors. It advises on the optimum size and composition of the Board and reviews and defines the responsibilities, duties and performance of the committees of the Board. This committee also reviews and advises the Board on the Corporation's organization and successors for key personnel. This committee will review nominees suggested by shareholders in writing and sent to the attention of the Secretary of the Corporation.

     In accordance with the Corporation's Regulations, which were approved by the shareholders, shareholders intending to nominate director candidates for election at any annual meeting of shareholders must deliver written notice thereof to the Secretary of Armco not later than 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders. Such notice timely given by a shareholder shall set forth certain information concerning such shareholder and his or her nominee(s). The presiding officer at such annual meeting may refuse to acknowledge any nomination not made in accordance with the foregoing and any person not so nominated shall not be eligible for election as a director. Shareholders intending to nominate director candidates for election at the 1997 annual meeting of shareholders must deliver written notice, including specified information, to the Secretary of the Corporation by January 26, 1997.

     The Audit Review Committee met two times in 1995. This committee is responsible for nominating the independent auditors, working with the independent auditors and the internal auditing staff of the Corporation and other corporate officials, reviewing the financial statements of the Corporation, monitoring compliance with corporate policies relating to conflict of interest, business ethics and antitrust and reporting on the results of the audits to the Board, as well as submitting to the Board its recommendations relating to the financial reporting, accounting practices and policies, and financial accounting and operation controls.

     The Compensation Committee reviews, determines and recommends to the Board the principal compensation and benefit programs, including the compensation of executive officers of the Corporation, reviews the Board's delegation of fiduciary responsibility relating to certain benefit plans to the Benefit Plans Administrative Committee and to the Benefit Plans Asset Review Committee and administers and oversees grants and awards under the Corporation's employee stock and other incentive plans. This committee met five times in 1995. See "EXECUTIVE COMPENSATION -- Compensation Committee Report on Executive Compensation".

     During 1995, no director attended less than 75% of the meetings of the Board and committees on which he served except for Mr. Burns and Mr. Henson.

Compensation of Directors

     Each director, other than those who are employees of the Corporation or its subsidiaries, is paid a retainer fee of $24,000 a year, plus travel and other expenses incurred in connection with his or her work for the Corporation. For each Board meeting attended, each such director receives $1,000. For each committee meeting attended, each committee member receives $800 and the committee chairperson receives $1,000. Directors who are employees of the Corporation do not receive any additional compensation by reason of their membership on, or attendance at meetings of, the Board or committees thereof. In addition, Mr. John C. Haley was paid a fee of $125,000 a year, plus travel and other expenses incurred, in connection with his position as non-executive chairman. Effective as of February 1, 1996, Mr. Haley stepped down as non-executive chairman.

     Under the 1995 Directors Stock Purchase and Deferred Compensation Plan (the "Directors Stock Plan"), approved by the shareholders in 1995, each non-employee director receives 25% (and may elect to receive up to 100%) of his or her annual retainer fee in shares of common stock and the balance in cash. Each non-employee director may also elect to defer receipt of any or all of his or her director's fees. If a director so elects, he or she will be credited with common stock units (representing a right to receive a share of common stock at a future date) for any fees required to be received in shares of common stock and for any other fees as such director may elect, with the balance of the deferred fees being credited to a cash account. The number of common stock units will be adjusted to reflect any dividends paid on the common stock and the cash accounts will be credited quarterly with interest at the prime rate. Distribution of common stock in respect of any common stock unit credited to a director's account and of cash in any amounts credited to his or her cash account will be made after such director ceases to be a director of the Corporation.

     Effective April 30, 1995, the Board of Directors locked and froze the pension plan for outside directors. As a result, Mr. Haley and Mr. Roberts, each of whom was fully vested at the maximum benefit, are each entitled to receive an annual benefit of $20,400 (the annual retainer in effect through April 30, 1995) in each of the ten years following his retirement from the Board of Directors. Mr. Burns, Dr. Duke, Mr. Robbins and Mr. Turner, each of whom was unvested, were credited with hypothetical investments in 3,000, 5,500, 1,000 and 1,000 shares of common stock, respectively (at a rate of 1,000 shares of common stock for each year of service on the Board of Directors through April 30, 1995), in settlement of their unvested benefits under this plan. The hypothetical investment in the common stock will be credited as if dividends have been paid whenever a dividend is paid on the common stock and such dividend shall be accounted for as an additional investment in the common stock. Payments will be made in cash after a director ceases to be a director of the Corporation.

     The Corporation provides up to $100,000 of group life insurance to any director who is not an employee of the Corporation. The Corporation also provides non-employee directors with $250,000 of accidental death and dismemberment insurance. These insurance benefits terminate upon a director's resignation or retirement from the Board. During 1995, the Corporation paid premiums aggregating $14,796 for this coverage.

                                  EXECUTIVE COMPENSATION


                                 Summary Compensation Table

     Set forth below is certain summary information with respect to the compensation of Armco's chief executive officer and the four other most highly compensated executive officers (the "Named Executives") who were serving as executive officers at December 31, 1995 (based on amounts reported as salary and bonus for 1995).

----------------------------------------------------------------------------------------------------

                        Annual Compensation         Long-Term Compensation
                 ---------------------------------------------------------------
                                                     Awards              Payouts
                                             --------------------------------------
                                               Other     Restricted  Securities          All Other
Name                                           Annual    Stock       Underlying  LTIP    Compen-
and Principal                                  Compen-   Award(s)    Options     Payouts sation
Position       Year    Salary ($)   Bonus ($)  sation    ($) (1)     (#)(2)      ($)     ($)
----------------------------------------------------------------------------------------------------
James F. Will   1995   530,000          0       0        749,572    124,929      0      17,040 (3)
                ----
President       1994   530,000          0       0      1,512,739    150,338      0      35,554
                ----
& CEO           1993   495,833     53,000       0              0     65,000      0      30,781
                ----

David A. Higbee 1995    246,000         0       0        274,114     45,686      0       6,236 (3)
                ----
V.P.            1994    246,000         0       0        607,710     55,526      0      14,846
                ----
                1993    123,000    24,600       0              0	     15,000      0       7,201
                ----

Gary L.
McDaniel        1995    184,168        0         0       323,294    53,882       0      3,224 (3)
                ----
V.P. -          1994    163,335        0         0       327,776    37,334       0      7,937
                ----
Operations (4)  1993    115,357   90,822         0             0         0       0      4,125
                ----

David G. Harmer 1995    237,500        0         0       264,643    44,107       0      5,866 (3)
                ----
V.P. & Chief    1994	225,000        0         0       587,771    55,607       0     16,929
                ----
Financial
Officer         1993    168,750   22,500         0       142,500    20,000       0     10,091
                ----

Gary R. Hildreth 1995   210,003        0         0       239,406     39,901      0      6,300 (3)
                 ----
V.P.,            1994   200,000   43,250         0       440,595     37,071      0     13,159
                 ----
General Counsel  1993   196,667   20,000         0             0     15,000      0     12,449
& Secretary      ----


----------------------------------------------------------------------------------------------------

--------------------

     (1)     The value indicated is based on the closing price of the common
stock on the date of grant.   The awards of restricted stock for each of the
Named Executives, are comprised of shares of restricted common stock awarded under the Corporation's shareholder-approved plans to such Named Executive in January 1996 in lieu of all of the cash bonus payable to such Named Executive for 1995 under the 1995 Annual Incentive Compensation Plan ("Annual Incentive Compensation Plan"). Under a compensation program (the "1994 Program") implemented by the Corporation in

April 1994 for its senior executives, including the Named Executives, each participant, including the Named Executives, is required to receive at least 25% of any annual bonus under such an annual incentive plan approved by the Corporation's Board of Directors for 1994, 1995 and 1996 in shares of restricted common stock, valued at $3.50 per share (a 30% discount from the market price of common stock at the time of the establishment of the 1994 Program). Also under the 1994 Program, each of the participants, including the Named Executives, was permitted, at the time of the implementation of the 1994 Program, to elect irrevocably to receive an additional percentage, up to 100%, of any annual bonuses earned under such an annual incentive compensation plan in restricted stock awards, valued at $3.50 per share. The vesting of the awards of restricted stock under the 1994 Program is 20% of such shares in April 1997, a further 30% in April 1998 and the remaining 50% in April 1999.

     The following table sets forth (based on the closing price of the common stock of $5.750 on the date of grant) for each of the Named Executives the value of the portion of those shares of restricted stock reflected above for 1995 on which the restrictions will lapse in each of 1997, 1998 and 1999.


                                                                  Total
     Name                       Value of Shares Vesting           Value
     ----                     --------------------------------    -----
                                1997        1998        1999
                                ----        ----        ----
    J. F. Will               $143,664       $215,499   $390,409   $749,572
    D. A. Higbee             $ 52,538       $ 78,804   $142,772   $274,114
    G. L. McDaniel           $ 61,962       $ 92,949   $168,383   $323,294
    D. G. Harmer             $ 50,721       $ 76,084   $137,838   $264,643
    G. R. Hildreth           $ 45,885       $ 68,828   $124,693   $239,406

     All of the Named Executives irrevocably elected in April 1994 to receive 100% of any incentive bonuses earned under such an annual incentive plan for 1996 in restricted stock awards (had the 1994 Program and the elections made thereunder not been in effect, the Named Executives would have received the following cash bonus payments for 1995: Mr. Will - $437,250; Mr. Higbee - $159,900; Mr. McDaniel - $188,588; Mr. Harmer - $154,375 and Mr. Hildreth -
$139,652). See "Compensation Committee Report on Executive Compensation". The aggregate number and value (based on the closing price of the common stock of $5.8125 at December 29, 1995) of the restricted shares held by the Named Executives at December 31, 1995 (which does not include restricted stock awards for 1995 discussed above) was: Mr. Will - 256,338, $1,489,965; Mr. Higbee - 104,726, $608,720; Mr. McDaniel - 53,834, $312,910; Mr. Harmer -
120,607, $701,028 and Mr. Hildreth - 85,071, $494,475.   Dividends will be
paid on restricted shares, if, and only if, dividends are paid on the common stock.

     (2) Also under the 1994 Program, each participant who is awarded shares of restricted stock in lieu of cash bonus is granted an option to purchase an equal number of shares of common stock at the market value of the common stock on the date of such grant. Amounts shown for 1995 represent options granted on February 23, 1996, with respect to bonuses earned for the fiscal year 1995. Such options are exercisable in full on and after the second anniversary of the grant. See "Stock Option Plans" and "Compensation Committee Report on Executive Compensation" below.

     (3)     These amounts include:

         (i) $2,250 each for Mr. Will, Mr. Higbee, Mr. McDaniel, Mr. Harmer and Mr. Hildreth of matching contributions under the Armco Inc. Retirement and Savings Plan;

         (ii) $5,700 for Mr. Will, $1,440 for Mr. Higbee, none for Mr. McDaniel, $1,312 for Mr. Harmer and $900 for Mr. Hildreth, representing contributions allocated to the trust established under the Armco Inc. Executive Supplemental Deferred Compensation Plan in respect of matching contributions not paid to the Armco Inc. Retirement and Savings Plan by reason of Internal Revenue Service limitations; and

        (iii) $9,090 for Mr. Will, $2,546 for Mr. Higbee, $974 for Mr. McDaniel, $2,304 for Mr. Harmer and $3,150 for Mr. Hildreth for premiums for life insurance benefits provided to them.

     (4) Effective January 1, 1996, Mr. McDaniel was elected Vice President - Operations.

Stock Option Plans

     The Corporation has granted stock options and has authority to make future grants of stock options and stock appreciation rights ("SARs") to key employees, including the Named Executives, under stock option plans previously approved by the shareholders. The exercise price of all outstanding options is 100% of the fair market value at the date of grant.

     The following table sets forth information with respect to all stock options granted by the Corporation to the Named Executives during 1995:

Option Grants in Last Fiscal Year
                      ---------------------------------

                                                               Potential Realizable
                                                               Value at Assumed
                                                               Annual Rates of Stock
                                                               Price Appreciation
                  Individual Grants                            for Option Term (1)
------------------------------------------------------------   ---------------------
               Number of       % of Total
               Securities      Options
               Underlying      Granted to     Exercise
               Options         Employees in   or Base       Expiration
Name           Granted (#)(2)  Fiscal Year    Price ($/sh)  Date         5%( $)   10% ($)
----          --------------   ------------   ------------  -----------  ------   -------
J. F. Will       150,338         15%           6.6250       1/27/05     626,373  1,587,350
D. A. Higbee      55,526          5%           6.6250       1/27/05     231,345    586,273
G. L. McDaniel    37,334          4%           6.6250       1/27/05     155,550    394,193
D. G. Harmer      55,607          5%           6.6250       1/27/05     231,682    587,128
G. R. Hildreth    37,071          4%           6.6250       1/27/05     154,453    391,415

-------------------------

     (1) The dollar amounts under these columns are the result of calculations at assumed 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Corporation. The total increase in value of all common shares outstanding, based upon the 10-year option term and 5% and 10% compound appreciation assumptions above, would be $442,068,560 and $1,120,288,527, respectively. The Named Executives would realize approximately three-tenths of one percent of the total shareholders' appreciation in value.

     (2) All options were granted on January 27, 1995, and each award becomes 100% exercisable on the second anniversary of the date of the grant.

     The following table sets forth information with respect to the options exercised by the Named Executives in 1995 and the unexercised options held by the Named Executives at December 31, 1995.


                          Aggregated Option Exercises in Last
                     Fiscal Year and Fiscal Year-End Option Values
                  ---------------------------------------
                                                   Number of
                                                   Securities
                                                   Underlying      Value of
                                                   Unexercised     In-the-Money
                                                   Options         Options
                 Shares                            at Fiscal       at Fiscal
                 Acquired                          Year End (#)    Year End ($) (2)
                 on            Value               Exercisable/    Exercisable/
Name             Exercise (#)  Realized ($) (1)    Unexercisable   Unexercisable
----             ------------  ----------------    ------------    -----------------
J. F. Will        62,374        183,847            32,500/182,838      -0-/-0-
D. A. Higbee        -0-            -0-               7,500/63,026      -0-/-0-
G. L. McDaniel      -0-            -0-               4,000/41,334      -0-/-0-
D. G. Harmer        -0-            -0-              10,000/65,607      -0-/-0-
G. R. Hildreth      -0-            -0-              28,700/44,571      -0-/-0-

-------------------------

     (1) Calculated by determining the difference between the exercise price(s) and the average of the high and low price of common stock as reported on the New York Stock Exchange Composite Transactions Tape on the date of exercise.

     (2) Calculated by determining the difference between the exercise price and the closing price of the common stock as reported on the New York Stock Exchange Composite Transactions Tape at December 29, 1995 ($5.8125 per share).

Pension Plans

     Effective January 1, 1995, the Corporation amended the Non-Contributory Pension Plan (the "NCPP") by adopting a different defined benefit formula called the Retirement Accumulation Pension Plan (the "RAPP") for eligible nonrepresented salaried employees participating in the NCPP ("NCPP participants") or the 2% Defined Contribution Plan ("DCP") as of December 31, 1994. NCPP participants received an opening balance in the RAPP equal to the value of the NCPP benefit earned as of December 31, 1994, calculated based on the accrued regular monthly benefit that would otherwise have been payable to the employee upon attainment of age 62 based on final pay-related formulas. Eligible nonrepresented salaried employees, including Mr. Harmer and Mr. McDaniel, ceased participation in the DCP and all contributions to the 2% DCP are 100% vested in the Armco Inc. Retirement & Savings Plan.

     Each RAPP participant receives "pay credits" to a future account. For former participants in the DCP and employees hired after December 31, 1994, pay credits are 2% of annual pensionable earnings. Former NCPP participants receive between 2% and 9% of annual pensionable earnings depending on age and years of service on December 31, 1994. Annual pensionable earnings include base salary, bonus and other incentive forms of compensation (corresponding generally to the salary and bonus reflected in the Summary Compensation Table above).

     NCPP participants' opening accounts earn a minimum annual rate of 7.5% and a maximum of 12.5%. Future accounts earn a minimum annual rate of 3% and a maximum of 12.5%. Rates are based on the annualized 5-year treasury bond rate at November 30 of the prior year. A participant's opening account ceases to earn interest when the participant attains age 65. Pay credits and interest are posted to participants' accounts at the end of each quarter.

     The Corporation has established an Excess Retirement Accumulation Pension Plan ("Excess RAPP") to provide highly compensated employees a nonqualified benefit equivalent to that which would be payable under the RAPP but for limitations under the Internal Revenue Code.

     On January 1, 1995, the combined RAPP and Excess RAPP opening accounts of the Named Executives were as follows: Mr. Will - $727,386, Mr. Higbee - $462,916 and Mr. Hildreth - $492,911. Mr. Harmer and Mr. McDaniel do not have opening accounts because they were participants in the DCP. The pay credits for each of the Named Executives is as follows: Mr. Will - 6%, Mr. Higbee - 8%, Mr. McDaniel - 2%, Mr. Harmer - 2% and Mr. Hildreth - 8%.
If employment were continued until the mandatory retirement age of 65 at the 1995 rates of remuneration, and assuming a constant 7.5% rate of interest accrual for both future and opening accounts, Messrs. Will, Higbee, McDaniel, Harmer and Hildreth would have account balances under the RAPP and Excess RAPP of $2,136,244, $1,895,097, $198,269, $190,325 and $1,237,743
respectively.

     The Corporation has also established a Supplemental Executive Retirement Plan ("SERP") replacing the former Minimum Pension Plan ("MPP") for key executives, including the Named Executives, whose participation has been approved by the Board of Directors. The SERP provides a supplemental pension benefit for those whose pension under the RAPP and Excess RAPP is limited by reason of short service with the Corporation. The normal retirement age under the SERP is 65. Participants who have reached age 62 and have at least ten years of service with Armco and five years of participation in the SERP can receive the benefit immediately on an unreduced basis. Participants with 5 years of participation in the SERP who attain age 55 with at least 10 years of service or who complete at least 30 years of service at any age may elect an early retirement and receive a reduced benefit. Participants would receive, at normal retirement age, an aggregate minimum pension of 50% of their average annual pensionable earnings before retirement.

     The benefit derived from the foregoing calculation is offset by RAPP and Excess RAPP benefits and any qualified or non-qualified defined benefit or defined contribution benefit from prior employers not affiliated with Armco. In addition, the equivalent of 50% of the normal Social Security retirement benefit and any employer-provided disability benefits would also be offset.

     If 1995 employment were continued until mandatory retirement at age 65, at their 1995 rates of remuneration, Messrs. Will, Higbee, McDaniel, Harmer and Hildreth would be entitled to total yearly pensions of $520,170, $223,500, $149,480, $208,270 and $183,580, respectively, under all plans.

Severance Arrangements

     Armco's severance policy applicable to each of the Named Executives provides a minimum severance pay of twelve months' base salary, plus additional months (up to a maximum of 24) of pay based on a combination of age and service.

     In addition, Armco has agreements with each of the Named Executives providing for certain benefits upon actual or constructive termination of employment, or termination of employment by reason of disability, death or an employee's resignation under certain circumstances, generally following a "change in control" of Armco, as defined in the agreements. A "change of control" under these agreements generally occurs when (1) any person or group other than the Corporation and certain related entities becomes the beneficial owner of securities representing 25% or more of the combined voting power of Armco's securities, (2) during any period of two consecutive years, there is a change in the composition of a majority of the Corporation's Board of Directors that was not approved by at least two-thirds of the existing directors who were so approved or (3) the shareholders of the Corporation approve a merger or consolidation of the Corporation, subject to certain exceptions, or the complete liquidation of the Corporation or the sale of all or substantially all of its assets. Under these agreements, Armco has reserved the right to terminate employment for "cause", as defined in the agreements, without the payment of such benefits. Generally, upon the occurrence of an event which triggers these benefits, an employee would be entitled to a lump sum payment equal to a multiple (of two times for the Named Executives) the sum of such employee's annual base salary (annualized at the highest rate paid during any month during the 24 months preceding notice of termination) and bonus and other incentive compensation paid during the calendar year preceding the termination, and continuation for two years of coverage under Armco's welfare benefit plans, including life, health and other insurance benefits. The agreements also provide, in the event of a change in control and termination of employment, for (i) a cash payment in exchange for each employee's outstanding stock options in an amount equal to the difference between the option price and the higher of the per share market value of the common stock on the date of termination and the average value of the consideration per share paid to Armco shareholders in the transaction resulting in the change in control and (ii) the lapse, immediately upon the change in control, of all restrictions applicable to restricted share awards.

Insurance

     Upon the occurrence of an extended illness or accident, eligible nonrepresented salaried employees, including the Named Executives, are provided payments equal to their then base salary for up to six months. Thereafter, the Corporation will provide such individuals with long-term disability payments in an amount equal to 60% of their base salary at the time such disability occurred, less Social Security benefits. Such payments will continue until age 65, at which time payments cease.

     The Corporation provides all eligible nonrepresented salaried employees hired prior to January 1, 1995, with group term life insurance equal to 24 times an employee's monthly base salary as of December 31, 1994, except that, for exempt salaried employees who were employed on or before December 31, 1989, this insurance equals the greater of 30 times the employee's monthly base salary as of December 31, 1989, or 24 times the employee's monthly base salary at the time of death. From 1995 and thereafter, that life insurance benefit will equal the greater of the level as of December 31, 1994, and 12 times monthly base salary. All employees hired as of January 1, 1995, or thereafter will have a life insurance benefit equal to 12 times the employee's monthly base salary.

    Following retirement with attainment of age 65 and at least five years of service, age 55 and at least 15 years of service, 30 years of service (regardless of age), or permanent incapacitation with 15 years of service, an employee is eligible for group term life insurance based upon age and years of service as of January 1, 1995. An employee who is age 50 or older or has completed at least 30 years of service with the Corporation as of January 1, 1995, will receive retiree life insurance coverage equal to one-half the coverage provided immediately prior to retirement for the first year following retirement, with coverage in each of the 10 succeeding years thereafter declining by 10% per year, provided that the minimum coverage in the eleventh year after retirement and beyond will always be $10,000. Any employee who was under age 50 and had less than 30 years of service as of January 1, 1995, will have life insurance of $10,000 during retirement.

    Mr. Will participates in an executive life insurance program for former Cyclops Industries, Inc. key executives (in lieu of full participation in the Corporation's group term life insurance) which provides greater coverage than the group term life insurance would provide at the same cost to the Corporation. There is no reduction at retirement. Mr. Will's group term life insurance under the Corporation's plan is set at $50,000 while he is an active employee and is subject to reduction at his retirement as stated above.

    Certain key employees, including Mr. Hildreth, could purchase supplemental coverage equal to 18 times their monthly base salary as of January 1, 1987, at a personal cost equal to the amount of imputed income allocated to such individual under the Internal Revenue Code. Participant contributions cease upon retirement, and there is no decrease in the amount of coverage for such key employees during retirement. If the value of the policy at the time of death exceeds the amount of coverage, the Corporation would recoup all or a portion of premiums paid by the Corporation. Participation in this supplemental plan was frozen as of January 1, 1987. Messrs. Will, Higbee, Harmer and McDaniel are not eligible for this supplemental coverage plan.

Compensation Committee Report on Executive Compensation



     The Compensation Committee of the Board of Directors (the "Committee") is composed of independent directors (see "Compensation Committee Interlocks and Insider Participation in Compensation Decisions"). The Committee is responsible for reviewing, determining and recommending to the Board the annual salary, short- and long-term incentive compensation, stock awards and other compensation of the executive officers of the Corporation. This report describes the policies and rationales of the Committee in establishing the principal components of executive compensation in 1995.



     The Committee's review and determination of executive compensation generally includes consideration of the following factors:

     (a)     industry, peer group and national compensation surveys,


     (b) past and future performance contributions of each executive officer to corporate performance,

     (c) the overall performance of the Corporation, both separately and relative to similar companies in the specialty steel industry,


     (d)     historical compensation levels and


     (e) recommendations of independent compensation consultants with respect to compensation competitiveness.


Under the direction of the Committee, the Corporation has developed a compensation strategy designed to compensate its executives on a competitive basis relative to specific performance targets and comparable to other companies in the steel industry, including companies that are not included in the Specialty Steel Peer Group performance graph under "Performance Graph" below, the five-year cumulative total shareholder returns of which are graphically depicted in such graph. Those companies, and the other companies surveyed by the Corporation for their compensation policies, were selected for comparison on the basis of industry similarities. The Specialty Steel Peer Group was not considered exclusively because the Committee felt that it provided too small a group for an appropriate basis and that other steel companies should also be considered to provide a more meaningful comparison of competitive compensation. The compensation program is intended to

     (a) attract and retain key executives critical to the long-term success of the Corporation,


     (b) facilitate the Corporation's short- and long-term planning process, and


     (c) most importantly, reward executives for long-term strategic management and the enhancement of shareholder value.

     Compensation for each of the Corporation's executive officers, including the Named Executives, consists of a fixed base salary and variable components, including both short- and long-term incentive compensation, as well as certain compensation under corporate benefit plans available generally to corporate officers. At the beginning of each year, an annual salary and performance incentive plan for each of the Corporation's executive officers, other than the Chief Executive Officer ("CEO"), is developed and prepared by the Corporation's Human Resources staff under the direction of the CEO and submitted for consideration by the Committee. The Committee reviews and fixes the CEO's compensation based on criteria similar to those considered for all executives, as well as an assessment of his past and future contributions in leading Armco toward its objectives of becoming the leading, low-cost domestic producer of specialty steel and achieving improved long-term financial and operating results.

     In evaluating the performance and setting the compensation of executive officers in 1995, the Committee considered the factors described above. In determining incentive compensation, it also took into account improvement in the Corporation's shipments of stainless and electrical flat-rolled steels, which grew eight percent (8%) in 1995 versus 1994. The Committee also considered management's successful efforts in divesting non-strategic or unprofitable businesses and generation of funds for investment in the core specialty steel business, the increases in productivity and profitability at Armco's Butler, Zanesville and Coshocton Operations and the slower than expected start-up of the Mansfield Operations. Based on these factors and considerations, the Committee concluded that Armco's executive management made substantial and objective progress toward achieving the Corporation's overall objectives.


     Base Salary.  Armco's base salary policy is designed to recognize the
    ------------
sustained and cumulative efforts toward achieving the Corporation's objectives that its executives have demonstrated. The base salary is a remuneration for services provided. The levels of base salary for 1995 were determined primarily by competitive conditions and were fixed at levels that are below competitive amounts paid to executives with comparable qualifications at a broad range of industrial companies, as reported by Hay Management Consultants Salary Surveys. In addition, the Committee considered specific steel industry compensation survey data and fixed 1995 salaries at or about the twenty-fifth percentile for steel companies. Of the Named Executives, Messrs. Harmer, McDaniel and Hildreth received increases in annual base salary from the prior year in recognition of their strong performance and/or increased responsibilities associated with their executive positions.


     Short-Term Incentives.  Short-term incentives are paid to recognize
     ---------------------
performance that is related to the achievement of key financial and operating goals that have been established for a fiscal year. These short-term incentives are set at or about the mid-percentile ranges of short-term incentive bonuses paid to executives at the steel companies surveyed by Armco. Since short-term incentives generally reflect one-year contributions, the size of the payments may vary considerably from year to year, depending on performance. At the beginning of each year, performance goals for the purposes of determining annual incentive compensation are established under the Corporation's Annual Incentive Compensation Plan, approved by shareholders in 1995. These goals are objective, measurable and to a reasonable degree controllable by the respective executive. The executives are paid an annual bonus based on achieving these annual goals.


     For 1995, the Committee approved specific operating income and working capital goals for each operating unit based on its approved annual operating plan. These financial goals provided 70% to 80% of the executive's aggregate targeted incentive opportunity. In addition, the Committee approved specific strategic and operating goals, including both qualitative and quantitative measures, such as market share, productivity initiatives, customer service, safety performance improvements, sale of non-strategic businesses and certain other discretionary objectives. Achievement of these goals provided the remaining 20% to 30% of the executive's aggregate targeted incentive opportunity. The total amount of each executive's targeted incentive opportunity is based upon a percentage of base salary, which percentage is based on the comparative compensation data described above. The actual incentive payment to an executive officer for any year may exceed the targeted incentive opportunity for that year if applicable performance targets are exceeded.


     Long-Term Incentives.  The Committee recognizes long-term incentive
     --------------------
compensation as the key component of the total pay package linking executive pay and corporate performance. At Armco, long-term incentive compensation is intended to link the interests of its executives with the interests of Armco's owners, its shareholders. The current core of Armco's long-term incentives is the comprehensive 1994-1996 long-term incentive compensation program for senior management, including the Named Executives, adopted in 1994, under which a substantial portion of the executives' annual (short-term) incentive compensation is paid in restricted stock and stock options. The purpose of the program is threefold:

     1)    attract and retain top management;


     2) provide senior management a meaningful financial incentive to improve the Corporation's performance, including some personal risk capital, the value of which is tied to the market returns to Armco shareholders; and


     3) encourage the acquisition and retention of Armco stock by Armco's senior management.

Under the program:

1.     Restricted Stock Awards.  In lieu of payment in cash, each program
       -----------------------
participant, including the Named Executives, is paid at least 25% of the participant's annual (short-term) incentive payment under the annual incentive payment plans approved by the Board of Directors for 1994, 1995 and 1996 (payable in the first quarters of 1995, 1996 and 1997) in restricted stock issued under the Corporation's shareholder-approved stock plans. Each participant may irrevocably elect at least six months in advance to increase this percentage up to a maximum of 100% of the incentive payment in the manner discussed below. Each of the Named Executives irrevocably elected in April 1994 to receive 100% of any incentive bonuses earned under such annual incentive payment plan for 1995 and 1996 in restricted stock awards.

     The number of shares of restricted stock that is awarded in lieu of the portion of the incentive payment that is mandatorily payable in restricted stock or that the participant elected at the start of the program in April 1994 to receive in restricted stock is determined using a discounted price of $3.50 per share, i.e., by dividing the aggregate amount of the incentive payment to be made in restricted stock by $3.50. These shares of restricted stock vest in 1997, 1998 and 1999. The number of shares of restricted stock that is awarded in lieu of the portion of the incentive payment that the participant elects after the start of the program in April 1994 to receive in restricted stock is determined using a discounted price equal to 70% of the average price per share of common stock over the five trading days preceding the incentive payment date. These shares of restricted stock will vest 20% in the third year following the grant year, 30% in the fourth year following the grant year and 50% in the fifth year following the grant year. If the recipient leaves Armco before any of the shares of restricted stock are vested, the recipient will receive in cash only the lesser of

(a) the dollar amount of the incentive payment that had been applied to the shares, or (b) the value on the date of termination of the shares awarded in lieu of such amount.



2.     Stock Option Awards.  At the time that shares of restricted stock are
        -------------------
allocated on the incentive payment date in 1995, 1996, and 1997, the recipients, including the Named Executives, also receive an option, under the 1993 Long-Term Incentive Plan, to purchase one share of common stock for each share of restricted stock allocated. These stock options will have an exercise price equal to 100% of the market value of the common stock on the date of grant, and are not exercisable until the second anniversary of the date of grant, at which time they will be fully exercisable. If the option holder leaves the Corporation before his options are exercisable, those options generally will lapse.

     Pursuant to elections made by the Named Executives under the program in April 1994, all of the Named Executives received 100% of their incentive payments for 1995, and all Named Executives will receive 100% of their incentive payments for 1996, in restricted stock and options in lieu of cash, to the extent earned.

     Chief Executive Officer's 1995 Compensation.  As set forth in the
     -------------------------------------------
Summary Compensation Table, Mr. Will's 1995 total base salary, bonus and other compensation (excluding the restricted stock grant in 1995 and the option grants) was $984,290. Mr. Will earned $530,000 in base salary, $437,250 in annual incentive bonus, 100% of which was paid to him in restricted stock and options, and $17,040 in all other compensation.


     In determining Mr. Will's 1995 compensation, the Committee considered the various factors applied to compensation of all executive officers and discussed above. Mr. Will's base salary for 1995 remained unchanged. Mr. Will also had the opportunity to earn an annual incentive bonus targeted at 60% of his annual base salary, which is comparable to other steel companies surveyed by Armco. The 1995 performance of Armco's operating units, including Armco's Butler, Zanesville and Coshocton Operations, reached record profitability during 1995 led by strong productivity improvements. In addition, Sawhill Tubular returned to profitability and Douglas Dynamics, L.L.C. shipped the third highest level of snow plows in its history. The Committee also recognized Mr. Will's leadership in the sale of non-strategic businesses and assets, the development of marketing plans to build specialty steel shipments as the new capacity at Mansfield comes onstream, and the continued implementation of projects to upgrade and expand the capabilities of equipment throughout the company. The combination of the overall results of these factors and Mr. Will's performance relative to his non-financial objectives resulted in an incentive payment under the Annual Incentive Compensation Plan equal to 1.375 times his 60% target incentive, or $437,250 (approximately 83% of his annual base salary). In April 1994, Mr. Will had elected to receive 100% of his 1995 incentive payment in restricted stock and options under the program described above.


      Deductibility of Compensation Under Section 162(m) of the Internal
      ------------------------------------------------------------------
Revenue Code.  The Committee acknowledges the potential impacts of Internal
------------
Revenue Code Section 162(m), which limits a publicly held corporation's allowable deduction for a covered employee's applicable employee remuneration at $1 million for a taxable year. To enable the Corporation to better preserve the deductibility of the Corporation's compensation expenses under
Section 162(m), the Board of Directors approved the Annual Incentive Compensation Plan and the shareholders approved it at the April 28, 1995 meeting. The Incentive Plan was designed to allow the Committee to make awards thereunder that will be treated as performance-based compensation that is exempt from the limitations of Section 162(m).

                                   The foregoing report has been approved by all members of the Committee.



                                          Burnell R. Roberts, Chairman

                                         John J. Burns, Jr.

                                         Paul H. Henson

                                         Bruce E. Robbins

                                         John D. Turner

Compensation Committee Interlocks and
Insider Participation in Compensation Decisions


     The Compensation Committee consists of Burnell R. Roberts, Chairman, John J. Burns, Jr., Paul H. Henson, Bruce E. Robbins and John D. Turner, all of whom are independent outside directors. Mr. Burns, President and Chief Executive Officer of Alleghany Corporation, has been a director and a member of the Committee since April 24, 1992. Mr. Will, Chairman of the Board, President and Chief Executive Officer of the Corporation, has been a director of Alleghany Corporation since June 16, 1992.

Performance Graph

     The following Performance Graph compares the five-year cumulative total shareholder return (assuming reinvestment of dividends) of the common stock, the S&P 500 Composite Index and a defined peer group of specialty steel companies comprised of Allegheny Ludlum Corp., J & L Specialty Steel and Lukens Inc. (the "Specialty Steel Peer Group"). The Corporation believes that, given the Corporation's specialty flat-rolled steel focus, use of the newly defined Specialty Steel Peer Group is more meaningful than use of the Old Peer Group, which included Carpenter Technology. Carpenter Technology is in the specialty long products business, a market in which the Corporation does not participate. The Old Peer Group is included in the Performance Graph because it was included last year, but is not expected to be included in subsequent years' proxy statements.


                                  [GRAPH APPEARS HERE]

                               Comparison of Cumulative Total Return
                    Among Armco Inc., Old Peer Group, S&P 500 Composite Index
                              and Specialty Steel Peer Group



Measurement period         Armco   Old Peer    S&P 500             Specialty Steel
(Fiscal year covered)      Inc.    Group       Composite Index     Peer Group
---------------------      -----   --------    ---------------     --------------

Measurement PT -
FYE 12/31/90              $100      $100          $100               $100
FYE l2/31/91              $105      $115          $130               $117
FYE 12/31/92              $132      $153          $140               $162
FYE 12/31/93              $120      $187          $154               $199
FYE 12/31/94              $129      $171          $171               $179
FYE 12/31/95              $115      $185          $214               $179

The Specialty Steel Peer Group consists of Allegheny Ludlum Corp., J&L Specialty Steel and Lukens Inc.

The Old Peer Group consists of the above three companies and Carpenter
Technology.


                                 MISCELLANEOUS


Information on the Auditors

     On the recommendation of the Audit Review Committee, the Board of Directors has appointed Deloitte & Touche LLP to examine the financial statements of the Corporation for the fiscal year ending December 31, 1996 and to perform other appropriate accounting services.

     Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be given the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stock Ownership

     The following table sets forth information as to stock ownership of directors and executive officers of Armco as of February 29, 1996.

                                                               Shares of
                                                               Common Stock
                                                               Beneficially
Name                                                           Owned  (1)(4)
-----------------------------------------------------------------------------
John J. Burns, Jr.                                            32,010.26 (2)(3)
Paula H.J. Cholmondeley	                                              0 (5)
David A. Duke                                                     2,156
John C. Haley                                                     3,312.26
David G. Harmer                                                 193,837
Paul H. Henson                                                    1,578
David A. Higbee                                                 159,331
Gary R. Hildreth                                                168,639
Gary L. McDaniel                                                114,807
Bruce E. Robbins                                                    578.06
Burnell R. Roberts                                                1,828.06
John D. Turner                                                    5,578
James F. Will                                                   647,556 (3)

All Directors and Executive Officers as a Group
   (19 persons including those named above)                   1,797,344.64

(1) No director or executive officer beneficially owns more than 1% of the total shares of common stock. The shares that are beneficially owned by all directors and executive officers as a group constituted 1.69% of the total shares of common stock outstanding. No director or executive officer owns any shares of $2.10 preferred stock, $3.625 preferred stock or $4.50 Cumulative Convertible Preferred Stock. Except as noted below, each director or executive officer has sole voting power and sole investment power with respect to those shares listed as beneficially owned by such director or executive officer.

(2) Mr. Burns disclaims beneficial ownership of 1,209 shares held by his wife and 200 shares held by his wife as custodian for his daughter.

(3) Mr. Burns and Mr. Will are directors, and Mr. Burns is President and Chief Executive Officer, of Alleghany Corporation. As set forth below in this section, "Stock Ownership", Alleghany Corporation beneficially owned 5,643,554 shares of common stock as of November 10, 1992. Mr. Burns and Mr. Will disclaim beneficial ownership of such shares.
                                        16

(4) For the executive officers and directors indicated, the shares shown as beneficially owned include the number of shares such persons had the right to acquire within 60 days after February 29, 1996, pursuant to employee options granted by the Corporation: Mr. Will - 48,750 shares, Mr. Higbee - 7,500 shares, Mr. McDaniel - 6,000, Mr. Harmer - 15,000 shares, Mr. Hildreth
- 32,450 shares and all directors and executive officers as a group - 187,250 shares. The shares shown also include any shares allocated as of such date to the person's accounts under the Armco Inc. Retirement and Savings Plan. The numbers of shares beneficially owned under this plan, in the aggregate, for the persons indicated are as follows: Mr. Will - 1,110 shares, Mr. Higbee - 1,419 shares (includes 191 shares of Armco stock held in the National-Oilwell Retirement and Thrift Plan), Mr. McDaniel - 992 shares, Mr. Harmer - 12,123 shares, Mr. Hildreth - 1,467 shares and all directors and executive officers as a group - 26,869 shares. The numbers of restricted shares owned subject to restrictions under Armco's long-term incentive plans for the persons indicated are as follows: Mr. Will - 381,267 shares, Mr. Higbee - 150,412 shares, Mr. McDaniel - 107,716 shares, Mr. Harmer - 164,714 shares, Mr. Hildreth - 124,972 shares and all directors and executive officers as a group - 1,294,758 shares. The executive officers have no voting, dividend or any other rights with respect to shares subject to options under stock option plans until the options are exercised. Subject to the restrictions under Armco's long-term incentive plans, the recipients have all rights of a shareholder with respect to the restricted shares awarded thereunder, including the right to vote and receive all dividends and other distributions paid or made with respect thereto. The shares shown as beneficially owned by certain of the directors of the Corporation also include shares that would be received under outstanding common stock units under the Directors Stock Plan upon retirement: Mr. Burns - 2,312.26; Mr. Haley - 2,312.26; Mr. Robbins - 578.06; and Mr. Turner - 578.06.

(5) Effective January 1, 1996, Ms. Cholmondeley was elected to the Board of Directors.


     The following table lists the beneficial ownership of common stock and $3.625 preferred stock with respect to all persons known by the Corporation to be the "beneficial owners" (as defined in Securities and Exchange Commission Rule 13d-3) of more than 5% of any such class. Except as indicated, the information is as of December 31, 1995, and is based on reports filed with the Securities and Exchange Commission. The percentage of the outstanding shares of each class owned by each such person or entity is based on the outstanding shares of such class as of December 31, 1995.


Title of           Name and Address       Number of Shares     % of Outstanding
Class              of Beneficial Owner    Beneficially Owned   Shares of Class
---------          -------------------    ------------------   ----------------
Common             Alleghany Corporation
                   Park Avenue Plaza
                   New York, NY 10055        5,643,554 (1)           5.32%

Common             Dietche & Field
                   Advisers, Inc.
                   437 Madison Avenue
                   New York, NY 10022        5,564,950 (2)           5.24%

Common             FMR Corp.
                   82 Devonshire Street
                   Boston, MA 02109          6,081,451 (3)           5.73%

Common             Norwest Corporation
                   Norwest Center
                   Sixth and Marquette
                   Minneapolis, MN 55479    11,542,891 (4)         10.88%
                                        17


Title of           Name and Address       Number of Shares     % of Outstanding
Class              of Beneficial Owner    Beneficially Owned   Shares of Class
---------          -------------------    ------------------   ----------------
Common             Sasco Capital, Inc.
                   10 Sasco Hill Road
                   Fairfield, CT 06430      7,335,300 (5)          6.91%

Common             State of Wisconsin
                      Investment Board
                   P. O. Box 7842
                   Madison, WI 53707       10,197,700 (6)          9.61%

$3.625             FMR Corp.
Preferred          82 Devonshire Street
                   Boston, MA 02109           521,500 (3)          19.31%

$3.625             Putnam Investments, Inc.
Preferred          One Post Office Square
                   Boston, MA 02109           380,250 (7)          14.1%

$3.625             Neuberger & Berman
Preferred          605 Third Avenue
                   New York, NY 10158         167,200 (8)          6.19%

$3.625             OppenheimerFunds, Inc.
Preferred          Two World Trade Center
                   Suite 3400
                   New York, NY 10048-0203    200,000 (9)          7.41%

$3.625             Reliance Financial
Preferred             Services Corporation
                   Park Avenue Plaza
                   55 East 52nd Street
                   New York, NY 10055         390,000 (10)       14.44%

--------------------

(1) The reported beneficial ownership is as of November 10, 1992. The beneficial owner reported that it had sole voting and investment power as to 5,643,355 shares, shared voting power as to 199 shares, as to which beneficial ownership is disclaimed, and shared investment power as to no shares.

(2) The reported beneficial ownership is as of June 30, 1992. The beneficial owner reported that it had sole voting power and no investment power as to all of the shares beneficially owned.

(3) The reported beneficial ownership is indirectly through FMR Corp.'s wholly owned investment adviser, Fidelity Management & Research Company ("Fidelity"), as to 5,214,993 shares owned by investment companies advised by Fidelity. The number of shares of common stock owned by the investment companies included 2,946,588 shares of common stock issuable upon the conversion of 434,600 shares of the $3.625 preferred stock. The beneficial owner and Mr. Edward C. Johnson 3rd, Chairman of FMR Corp., each has sole power to dispose of the 5,214,993 shares owned by the Fidelity Funds.
Neither Mr. Johnson nor FMR has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds. Through FMR Corp.'s wholly owned bank subsidiary, Fidelity Management Trust Company ("Fidelity Trust"), as to 866,458 shares owned by institutional accounts for which Fidelity Trust acts as investment manager, including 589,182 shares of common

                                           18

stock issuable upon the conversion of 86,900 shares of the $3.625 preferred stock. The beneficial owner reported that as to the common shares owned by Fidelity Trust, each of it and Mr. Johnson has sole dispositive power over 866,458 shares and sole power to vote or to direct the voting of 535,826 shares and no power to vote or to direct the voting of 330,632 shares.

(4) The reported beneficial ownership is indirectly through Norwest Corporation's subsidiaries, Norwest Colorado, Inc. and Norwest Bank Colorado, N.A. (collectively with Norwest Corporation, "Norwest"). The shares of common stock reported as beneficially owned include shares issuable upon conversion of 16,891 shares of $2.10 preferred stock beneficially owned. Norwest reported that it had sole voting power as to 9,457,332 shares, shared voting power as to 2,000 shares, sole investment power as to 11,539,191 shares and shared investment power as to 300 shares.

(5) The beneficial owner reported that it has sole voting power of 3,566,500 shares, no shared voting power and sole dispositive power of 7,335,300 shares.

(6) The beneficial owner reported that it had sole voting and dispositive power as to all of the shares beneficially owned.

(7) The reported beneficial ownership is as of December 31, 1993, and is indirectly through Putnam Investments, Inc.'s wholly owned investment advisors, Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., and through The Putnam Fund for Growth and Income (collectively with Putnam Investments, Inc., "Putnam"). Putnam reported that it had sole voting power as to no shares, shared voting power as to 1,700 shares, sole dispositive power as to no shares and shared dispositive power as to 380,250 shares. Putnam Investments, Inc. and Marsh & McClennan Companies, Inc., of which Putnam Investments, Inc. is a wholly owned subsidiary, each disclaim beneficial ownership of such shares and state that neither of them has any power to vote or dispose of, or direct the voting or disposition of, such shares.

(8) The beneficial owner reported that as of December 31, 1993, it had sole voting power as to 120,800 shares, shared investment power as to 167,200 shares and no shared voting or sole investment power as to any shares.

(9) The beneficial owner reported that it had shared dispositive power as to all of the shares beneficially owned and no voting power as to any such shares.

(10) The beneficial owner reported that as of December 31, 1993, it had sole voting and investment power as to all of the shares beneficially owned.


Shareholder Proposals

     Any proposals of shareholders intended to be presented at the 1997 annual meeting must be received by the Corporation by November 14, 1996, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting. In addition, as set forth above under "ELECTION OF DIRECTORS -- Board of Directors and Committees of the Board", shareholders intending to nominate director candidates for election at the 1997 annual meeting must deliver written notice, including specified information, to the Secretary of Armco at its address set forth on the first page of this proxy statement by January 26, 1997.
                                        19

Proxy Solicitation

     The cost of soliciting proxies from the shareholders of the Corporation will be borne by the Corporation. Proxies may be solicited by mail, personal interviews, telephone and telegraph. It is anticipated that banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies and will be reimbursed for their charges and expenses incurred in connection therewith.

     The Corporation has retained Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, to assist in the solicitation of proxies by such methods. Georgeson & Company Inc. will receive for such services a fee of $10,000 plus out-of-pocket expenses and disbursements. Certain directors, officers and regular employees of the Corporation may also solicit proxies by such methods without additional remuneration therefor.




                                          By Order of the Board of Directors
                                          GARY R. HILDRETH, Secretary

March 14, 1996

DIRECTIONS TO THE ...
                                 RIVERS CLUB
                              One Oxford Centre
                                301 Grant Street
                              Pittsburgh, PA 15219
                                 (412) 391-5227

FROM PITTSBURGH INTERNATIONAL AIRPORT:
Leaving the airport, follow Route 60 East to Pittsburgh.  Take Parkway (376
East) following "Pittsburgh" signs to AND through the Ft. Pitt Tunnel. (Stay in right lane.) Cross the Bridge bearing right, follow the Monroeville Exit. Move to left lane to take the Grant Street Exit. Proceed on Grant Street to 3rd light, make a left turn onto 3rd Avenue. After proceeding through the Stop sign make a right turn into the Oxford Centre Garage.

FROM MONROEVILLE:
Take Parkway (376 West) following "Pittsburgh" signs. Nearing Downtown, watch for Grant Street Exit. Exit will be from the left lane of the Parkway. Take Grant Street to the 3rd light. Make a left turn onto 3rd Avenue. After proceeding through the Stop sign make a right turn into the Oxford Centre Garage.

FROM NORTH:
Take 279 South following
"Pittsburgh" signs.  As
you approach the city,
follow signs for 579
(Veterans Bridge) to
downtown.  Exit at 6th
Avenue.  Make a right
turn at the light.  Go to
second light (William
Penn Highway), make a
left turn.  This street
will become Cherry Way
after 2 blocks.  After 4
lights, One Oxford Centre
Garage is on your right.

FROM SOUTH:
(From the Intersection of West
Liberty Avenue [Route 19] and
Saw Mill Run Boulevard [Route
51] the south end of the
Liberty Tunnels.)  Go through
the Liberty Tunnels staying in
the right lane.  Cross the
Liberty Bridge bearing right                    [MAP OF DOWNTOWN PITTSBURGH
going up the ramp staying to                     APPEARS HERE]
the left of the stop sign.
Make the left onto the
Boulevard of the Allies
staying in the right lane.  Go
through the light switching to
the right lane (watching for
traffic coming up on your
right).  At the 3rd light make
a right onto Smithfield
Street.  At the light make a
right onto 3rd Avenue.  One
Oxford Centre's Garage is on
the left.

FINDING THE CLUB:
(From the Garage)
The entrance to the Rivers Club is on the 4th level of the Oxford Centre Parking Garage. As you enter from the garage on level 4 a door marked Rivers Club will be on your right. Go through that door and a Brass elevator will be on your right. You will be in a marble lobby. Take the elevator to level 3 (dining) on the button.

(From Oxford Centre)
Take the glass elevator to level 4. Follow the Rivers Club signs down the Hallway through the double doors into the marble lobby. Take the Brass elevator to level 3 (dining).

                               ARMCO INC.
                            One Oxford Centre
                             301 Grant Street
                         Pittsburgh, PA 15219-1415


The Annual Meeting of Shareholders will be held at the Rivers Club located at One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania, on Friday, April 26, 1996, at 10:00 a.m. The enclosed Notice of Meeting and Proxy Statement contains additional information about the meeting.

                                 INSTRUCTIONS
                                 ------------

1.     Review and complete the Proxy Card; be sure to SIGN the card.

2. Detach and return the SIGNED Proxy Card in the enclosed return envelope.


                                 IMPORTANT
                                 ---------
YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO ENSURE A PROPER REPRESENTATION AT THIS MEETING.

                          DETACH HERE FROM PROXY CARD


                                   ARMCO INC.

Item 1    Authority to vote for the          FOR [ ]          WITHHOLD [ ]
-----    election of directors:       All nominees      Authority to vote
                                  listed (except
                                      as marked to
                                  the contrary below)

       INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

1. John J. Burns, Jr.       4.  John C. Haley       7. John D. Turner
2. Paula H.J. Cholmondeley  5.  Bruce E. Robbins    8.  James F. Will
3. David A. Duke            6.  Burnell R. Roberts



Item 2 To transact such other business as may be properly brought before ------ the meeting.


                             (CONTINUED ON REVERSE SIDE)
                             DETACH HERE FROM PROXY CARD

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 1996

The undersigned hereby appoints James F Will, John C. Haley and Gary R. Hildreth, and each or any of them, proxies, with full power of substitution, to represent and to vote all shares of common stock and/or preferred stock of Armco Inc. held of record by the undersigned on February 29, 1996, at the annual meeting of shareholders to be held on April 26, 1996, and at any adjournment thereof, notice of which meeting together with the related proxy statement has been received. The proxies are directed to vote the shares the undersigned would be entitled to vote if personally present.

Please vote on the reverse side hereof, date and sign below and return this proxy form promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your vote at the meeting.

THIS PROXY FORM, WHEN PROPERLY EXECUTED, WILL BE VOTED AND WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN HEREON, THE PROXY FORM WILL BE VOTED FOR THE ELECTION OF DIRECTORS.
THIS PROXY DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

                                   Dated                             , 1996
                                         --------------------------

                                   --------------------------------------
                                   SIGNATURE
                                   --------------------------------------
                                   SIGNATURE IF SHARES HELD JOINTLY

                                   Please sign exactly as name appears
                                   opposite.  Executors, trustees, and
                                   administrators and other fiduciaries should so indicate.